Exhibit 99.1

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

SECURITIES AND                          :
EXCHANGE COMMISSION
                                        :

         v.                             : Civil Action No. DKC 2003-1213

                                        :
1ST ATLANTIC
GUARANTY CORPORATION                    :

                  ORDER EXTENDING TEMPORARY RESTRAINING ORDER,
                    FREEZE OF PAYMENTS TO CERTIFICATE HOLDERS
                            AND SETTING HEARING DATE

      AND NOW, this 20th day of May, 2003, upon consideration of the Court's Order of April 23, 2003, entering a temporary retraining order and freezing payments to 1st Atlantic's certificate holders until May 5, 2003, and the order extending that order until May 20, 2003, and scheduling a hearing on Plaintiff's motion for appointment of a receiver; and

      Upon the parties' consent to the following relief, and with Defendant having answered the Complaint and denying, inter alia, that it has violated the 1940 Act, IT IS, by the United States District Court for the District of Maryland, ORDERED that:

      1. The temporary restraining order and freeze on payments ordered on April 23, 2003 and extended on May 5, 2003, BE, and the same hereby IS, FURTHER EXTENDED up to and including June 3, 2003;

      2. A hearing concerning the Commission's motion for appointment of a receiver and its motion for preliminary injunction will be held on Tuesday, June 3, 2003, at 11:00 a.m. in Courtroom 4B, United States Courthouse, 6500 Cherrywood Lane, Greenbelt, MD.

      3. Further memoranda may be filed according to the following schedule:
Defendant's surreply by May 27, 2003 at noon, and Plaintiff's final reply by June 2, 2003, at noon;

      4. The Order sealing portions of the record continues in effect pending further Order of court;


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      5. Defendant shall provide direct written notice of this order and the pendency of this litigation to any certificate holder who requests immediate payment of principal and any investor whose interest payment becomes due, as long as those payments are subject to the freeze on payments;

      6. If the transfer of funds expected on May 30, 2003, does not occur, Defendant shall provide direct written notice of this order and the pendency of this litigation to all certificate holders no later than 11:00 a.m. on June 3, 2003;

      7. The Clerk will transmit this Order to counsel for the parties.

                             /s/ Deborah K. Chasanow
                             -----------------------
                             DEBORAH K. CHASANOW
                             United States District Judge


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